                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                 CALGENE, INC.
                                       AT

                              $8.00 NET PER SHARE
                                       BY

                       MONSANTO ACQUISITION COMPANY, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                MONSANTO COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
    NEW YORK CITY TIME, ON FRIDAY MAY 2, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                   April 7, 1997

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated April 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Monsanto Acquisition Company, Inc. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Monsanto Company, a Delaware corporation ("Parent"), to purchase, upon the terms and subject to the conditions of the Offer, all of the outstanding shares of common stock, par value $.001 per share (the "Shares"), of Calgene, Inc. (the "Company") at $8.00 per Share, net to the seller in cash.

     If you wish to tender Shares but (i) certificates representing such Shares ("Share Certificates") are not immediately available, (ii) time will not permit such Share Certificates and all other documents required by the Letter of Transmittal to reach The First National Bank of Boston (the "Depositary") on or prior to the expiration date of the Offer or (iii) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis, you may nevertheless tender such Shares pursuant to the guaranteed delivery procedure described under "THE OFFER -- Procedure for Accepting the Offer and Tendering Shares" in the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THE ENCLOSED MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

        1. The tender offer price is $8.00 per Share, net to the seller in cash without interest.

        2. The Offer is being made for all of the outstanding Shares.

        3. A Special Committee of directors of the Company who are neither designees of Parent nor officers of the Company, as well as the full Board of Directors of the Company (with all directors who are employees of Parent abstaining), each has unanimously determined that each of the Offer and the Merger (as defined in the Offer to Purchase) is fair to, and in the best interests of, the stockholders of the Company (other than Parent and Purchaser), and each recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

        4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Friday May 2, 1997, unless the Offer is extended.

        5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer (i) not less than a majority of the issued and outstanding Shares other than the Shares owned by Parent (the "Majority-of-the-Minority Condition") and (ii) at least the number of Shares than when added to the Shares owned by Parent shall constitute 90% of the Shares then outstanding on a Fully Diluted Basis (as defined in the Offer to Purchase) (the "Ninety Percent Condition"). The Majority-of-the-Minority Condition may not be waived without the consent of the Special Committee (as defined in the Offer to Purchase) of the Board of Directors of the Company. Purchaser has agreed to waive the Ninety Percent Condition under certain circumstances described in the Offer to Purchase.

        6. Tendering stockholders will not be obligated to pay brokerage fees or commissions, solicitation fees or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Purchaser may, however, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES ON YOUR BEHALF PRIOR TO EXPIRATION OF THE OFFER.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                        FOR CASH ALL OUTSTANDING SHARES
                                       OF
                                 CALGENE, INC.

     The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated April 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Monsanto Acquisition Company, Inc. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Monsanto Company, a Delaware corporation ("Parent"), to purchase, upon the terms and subject to the conditions of the Offer, all of the outstanding shares of common stock, par value $.001 per share (the "Shares"), of Calgene, Inc. (the "Company"), at $8.00 per Share, net to the undersigned in cash.

     This will instruct you to tender to Purchaser on my behalf the number of Shares indicated below (or if no number is indicated in either appropriate space below, all Shares) held by you (or your nominee) for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number:  ______________________________________________________________

NUMBER OF SHARES TO BE TENDERED (check ONE box):
        [ ]   All Shares                      [ ]  ____________  Shares

 (UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US FOR
                        YOUR ACCOUNT ARE TO BE TENDERED)

                                   SIGN HERE

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                             NAME(S) (PLEASE PRINT)

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                    Dated: __________________________ , 1997